UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 14, 2008

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

                                                            Maryland                                        1-11533                                      74-2123597

                                              (State or Other Jurisdiction              (Commission File Number)                      (IRS Employer

                                                      of Incorporation)                                                                                  Identification No.)

One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39225-4647

(Address of Principal Executive Offices, including zip code)

(601) 948-4091

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 3 Pages

Item 1.01.  Entry into a Material Definitive Agreement

           On May 14, 2008, Parkway Properties, Inc., through affiliated entities, (“Parkway”) entered into a limited partnership agreement forming a $750 million discretionary fund (“Fund II”) with the Teacher Retirement System of Texas (“TRS”) for the purpose of acquiring high-quality, multi-tenant office properties.  The description of the limited partnership agreement contained herein is qualified in its entirety by the text of such agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

           TRS will be a 70% investor and Parkway will be a 30% investor in Fund II, which will be capitalized with approximately $375 million of equity capital and $375 million of non-recourse, fixed-rate first mortgage debt.  Fund II will target investments of class A office buildings in Houston, Austin, San Antonio, Chicago, Atlanta, Phoenix, Charlotte, Memphis, Nashville, Jacksonville, Orlando, Tampa/St. Petersburg and Ft. Lauderdale, as well as other growth markets to be determined at Parkway’s discretion.

           Parkway will serve as the general partner of Fund II and will provide asset management, property management, leasing and construction management services to Fund II, for which it will be paid market-based fees.  Parkway will have four years to identify and acquire properties for Fund II (the “Investment Period”), with funds contributed as needed to complete acquisitions.  Parkway will exclusively represent Fund II in making acquisitions within the target markets and within certain predefined criteria.  Parkway may continue to make fee-simple acquisitions in markets outside of the target markets, acquire properties within the target markets that do not meet Fund II’s specific criteria or sell any currently owned properties.

Item 9.01.    Financial Statements and Exhibits

(d)       Exhibits

The following is filed as an exhibit to this Current Report on Form 8-K:

10.1      Limited Partnership Agreement of Parkway Properties Office Fund II, L.P. by and among PPOF II, LLC, Parkway Properties LP and Teacher Retirement System of Texas.

Page 2 of 3 Pages

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 19, 2008

PARKWAY PROPERTIES, INC.

By: /s/ Mandy M. Pope

            Mandy M. Pope

            Chief Accounting Officer

Page 3 of 3 Pages